Exhibit 10.13
DIAMONDBACK ENERGY, INC.
AMENDED AND RESTATED SENIOR MANAGEMENT SEVERANCE PLAN
AMENDMENT NO. 1

This Amendment No. 1 (this “Amendment”) to the Diamondback Energy, Inc. Amended and Restated Senior Management Severance Plan (the “Plan”) is dated and effective as of February 11, 2024.
1.    Amendment. Section 9.1(i) of the Plan is hereby amended to add the following paragraph at the end of the existing text:
For clarity and the foregoing notwithstanding, the transactions contemplated by the Agreement and Plan of Merger, dated as of February 11, 2024, by and among Diamondback, Eclipse Merger Sub I, LLC, Eclipse Merger Sub II, LLC, Endeavor Manager, LLC, and Endeavor Parent, LLC will not constitute a Change of Control.
2.    Effect of this Amendment. Except as specifically set forth in this Amendment, the Plan shall remain in full force and effect in accordance with its terms.

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